ASSET PURCHASE AND INTELLECTUAL PROPERTY LICENSE AGREEMENT

           THIS ASSET PURCHASE AND INTELLECTUAL PROPERTY LICENSE AGREEMENT ("Agreement") is made as of August 31, 2001 between REALVISION INC., a company organized under the laws of Japan ("RealVision"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a corporation organized under the laws of the State of Utah, USA ("E&S"). E&S and RealVision are collectively referred to hereinafter as "parties," and individually, as a "party."

                 1. REALVISION'S INITIAL LICENSE OF INTELLECTUAL
               PROPERTY RIGHTS AND CONTINUED DEVELOPMENT FROM E&S

           Pursuant to the terms of this Agreement, RealVision shall pay and deliver to E&S a total of US$6,300,000 ($5,670,000 net of 10% withholding tax) in consideration for rights to access and to become familiar with, and to receive a license with respect to, certain intellectual property rights of E&S, and for continued development of the Ri5000 chip, all as more fully set forth below in this Section 1:

           1.01 RealVision's First Payment to E&S. As of the date of this Agreement, RealVision shall pay and deliver to E&S US$4,000,000, ($3,600,000 net of withholding taxes) in cash or other immediately available funds (the "RealVision First Payment").

           1.02 E&S's Initial License to RealVision. On September 7, 2001 E&S shall, in consideration for the RealVision First Payment, (i) grant to RealVision a right and license to access, become familiar with, and utilize certain intellectual property imbedded in the Ri5000 chipset (limited to those items listed under section F(2)-(4) on Appendix B), (ii) grant to RealVision limited rights to access and view the source code for the Ri5000 chipset (Verilog HDL) only on E&S's premises, until the RealVision Second Payment (as defined below) is made as set forth in Section 1.03, and (iii) provide to RealVision continued development of the Ri5000 chip, all as set forth in the license agreement attached hereto as Appendix A; and

           1.03 RealVision's Second Payment to E&S. On or before December 1, 2001, RealVision shall pay and deliver to E&S US$2,300,000, ($2,070,000 net of withholding taxes) in cash or other immediately available funds (the "RealVision Second Payment").

            1.04 Boards and Ri5000 Chipsets. When available, E&S shall provide RealVision five (5) fully populated boards and upn to a total of 20 Ri5000 chipsets.

            1.05 Non-Refundable Payments. All payments to be made hereunder by RealVision shall be non-cancelable and non-refundable.

            2. E&S'S PURCHASE OF ENGINEERING SERVICES FROM REALVISION

           2.01 Initial Purchase Order. On or before September 30, 2001, E&S will issue to RealVision a purchase order in the aggregate amount of US$1,500,000 for continued development of the GE5000 chip, a re-spin of the GE5000 chip, and satisfaction of E&S's obligation to purchase 3,000 units of the REALimage geometry engine pursuant to the Production Agreement between E&S and RealVision, dated January 11, 2001 (the "Engineering Services"). The purchase order will provide for full payment to be made by E&S to RealVision on or before March 20, 2002.

           2.02 Second Purchase Order. On or before December 20, 2001, E&S will issue to RealVision a purchase order in the aggregate amount of US$1,000,000 for certain additional Engineering Services. The purchase order will provide for full payment to be made by E&S to RealVision on or before July 15, 2002.

            2.03 Non-Refundable Payments. All payments to be made hereunder by E&S shall be non-cancelable and non-refundable.


        3. SALE OF ASSETS; FINAL LICENSE OF INTELLECTUAL PROPERTY RIGHTS

           3.01 Assets Being Sold to RealVision. On April 1, 2002 (the "Closing Date"), E&S shall sell and transfer to RealVision and RealVision shall purchase the assets of the REALimage Solutions Group of E&S set forth on Appendix C (collectively, the "Purchased Assets"). On the Closing Date, E&S shall deliver to RealVision a bill of sale and other documents necessary to transfer to RealVision all of E&S's rights, title, and interest in and to the Purchased Assets.

           3.02 Final License of Intellectual Property Rights. On the Closing Date, E&S shall grant to RealVision a perpetual, world-wide, non-exclusive, non-transferable, non-sublicensable license to utilize in video production products and services the technology and intellectual property rights owned by E&S and utilized in the Ri5000 Chipset (which incorporates the Ri5000 chip and GE5000 chip, together with any enhanced or modified version thereof, and is hereafter collectively referred to as the "Ri5000 Chipset"), which includes the intellectual property set forth on Appendix B, as more fully set forth in the License Agreement attached hereto as Appendix D.

           3.03 Consideration for Purchased Assets. RealVision, in consideration for the Purchased Assets being sold pursuant to this Agreement and continued access to and use of the intellectual property rights pursuant to Section 3.02, agrees to pay and deliver to E&S the following:

            (a)Up to a US$6,000,000 royalty (the "Royalty") as follows:

                        (i) As an  advance  payment  for  Royalty,  US$1,000,000
            immediately upon receipt by RealVision of purchase orders, including purchase orders already received by Real Vision, aggregating US$3,000,000 for product utilizing the Ri5000 Chipset; and

                        (ii)  10%  of  all  "gross   profits"   (as  defined  by
            international Generally Accepted Accounting Principles and in accordance with RealVision's past practices) received by RealVision, its affiliates and licensees from sales through December 31, 2004 of products and services utilizing the Ri5000 Chipset, up to a maximum Royalty payment obligation under this Section 3.03(a)(ii) of an additional US$5,000,000. Payments of royalties based on gross profits will be payable to E&S within 30 days following the end of each calendar quarter, until the maximum Royalty payment obligation has been satisfied. Each payment will be accompanied by a written report indicating the method by which the Royalty payments were calculated, including revenues and deductions from revenues during the applicable period. E&S shall have the right to inspect and audit the books and records of RealVision upon five (5) days notice to ensure compliance with this Section 3.03(a)(ii).

            (b) Assumed Liabilities. RealVision agrees to assume, effective as of the Closing Date, all liabilities and obligations of E&S pursuant to the contracts and purchase orders of E&S set forth on Appendix E-1 and shall execute on the Closing Date an Assignment and Assumption Agreement in the form of Appendix E-2, whereby E&S will use its best efforts to assign to RealVision and RealVision will accept the assignment of, all of E&S' right, title and interest in and to and obligations and liabilities under the contracts set forth on Appendix E-1. RealVision is not assuming any other contractual or other liability or obligation of E&S except as set forth in this Agreement on Appendix E-1.

            3.04 Non-Refundable Payments. All payments to be made hereunder by RealVision shall be non-cancelable and non-refundable.


                    4. REPRESENTATIONS AND WARRANTIES OF E&S

           E&S represents and warrants to RealVision that as of the date hereof and as of the Closing Date:

           4.01 Organization and Good Standing. E&S is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, USA, and has the corporate power and authority to own, lease and operate its properties and assets.

           4.02 Authorization; Compliance with Other Instruments and Law. E&S has full corporate power and authority to enter into this Agreement and any other agreements and documents to be executed and delivered by it on the Closing Date as contemplated hereby (collectively, the "Closing Documents"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of E&S. This Agreement has been duly executed and delivered by E&S, and is a valid and binding obligation of E&S enforceable in accordance with its terms and the Closing Documents will, when executed and delivered by E&S on the Closing Date, constitute valid and binding obligations of E&S enforceable in accordance with their terms.

           4.03 Title to Purchased Assets. E&S has good and marketable legal title to the Purchased Assets and on the Closing Date shall deliver to RealVision good and marketable legal title (a) with respect to the Purchased Assets, free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, claims or similar adverse interests of any kind or character, and (b) with respect to the licenses, trademarks, copyrights and other intellectual property to be transferred under this Agreement, free and clear of all liens, mortgages and security interests.

                 5. REPRESENTATIONS AND WARRANTIES OF REALVISION

           RealVision hereby represents and warrants to E&S that:

           5.01 Organization and Good Standing. RealVision is a corporation duly organized, validly existing and in good standing under the laws of Japan and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as proposed to be conducted.

           5.02 Due Authorization. RealVision has full corporate power and authority to enter into this Agreement and the Closing Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of RealVision. This Agreement has been duly executed and delivered by RealVision and is a valid and binding obligation of RealVision enforceable in accordance with its terms and the Closing Documents will, when executed and delivered by RealVision on the Closing Date, constitute valid and binding obligations of RealVision enforceable in accordance with their terms.

                                  6. COVENANTS

           The parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date:

           6.01 General. Each of the parties will use its reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

           6.02 Confidentiality. All information delivered to RealVision, or the directors, officers, employees, agents or professional advisors of RealVision (for purposes of this Section only, the "RealVision Group"), by E&S or the directors, officers, employees, agents or professional advisors of E&S ("E&S Group"), in connection with this Agreement and the transactions contemplated hereby or in connection with any previously contemplated transaction, or to which the RealVision Group has been provided access by the E&S Group, shall be subject to the terms of the mutual Confidentiality Agreement dated as of August 13, 1999 between E&S and RealVision (the "Confidentiality Agreement"), which mutual Confidentiality Agreement shall survive the Closing Date or any termination of this Agreement.

           6.03 Operation of the REALimage Solutions Group. From the date of this Agreement and through the Closing Date, the REALimage Solutions Group business will be continued at a maintenance level, and expenses will be reduced to the minimum required to continue the Ri5000 Chipset development through the Engineering Services to be contracted for as referenced above.

           6.04 Access to Information. E&S agrees to permit RealVision and representatives of RealVision (including, without limitation, legal counsel and accountants) access to the premises of E&S where the Purchased Assets and intellectual property to be licensed to RealVision hereunder are located, following receipt of reasonable notice.

           6.05 Press Releases and Public Announcements. Except as required by applicable law, neither party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing Date, without the prior review of the other party. E&S and RealVision shall provide to each other drafts of the press releases each party intends to issue subsequent to the date of this Agreement.

           6.06 Termination of Existing Agreements between E&S and RealVision. On or prior to the Closing Date, E&S and RealVision shall terminate any agreements between E&S and RealVision (excluding any nondisclosure and confidentiality agreements between E&S and RealVision of any kind) that existed prior to the date of this Agreement, including, but not limited to that certain Production Agreement between E&S and RealVision, dated January 11, 2001, and Design Services Agreement between E&S and RealVision, dated January 11, 2001, and E&S shall have not further obligations thereunder.

            6.07 Development Status Reports. Within ten (10) days following the end of each calendar month, E&S shall provide to RealVision a written report setting forth the development status of the Ri5000 chipset.

                                7. MISCELLANEOUS

           7.01 Expenses. Each party shall be solely responsible for and bear all of its own respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

            7.02 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            7.03 No Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

           7.04 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

           7.05 Survival. The representations, warranties, covenants, and agreements of the parties to this Agreement contained herein or in any document delivered pursuant to or in connection herewith shall survive the Closing Date and shall survive any investigation by the other party.

           7.06 Amendment and Modification. The Agreement may be amended, modified or supplemented only by a written instrument executed by the party against whom such amendment, modification or supplement is sought to be enforced.

           7.07 Entire Agreement. This Agreement, including the appendices, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of any transactions contemplated by this Agreement and supersede all prior agreements and understandings between the parties with respect thereto.

           7.08 Force Majeure. Neither party will be liable to the other for delays in or failure of performance due to causes beyond such party's reasonable control, including, but not limited to, acts of God, acts or omissions of civil or military authority, any rule, regulation or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof, fires, floods, epidemics, war, embargo, riots or national company strikes or lockouts and other causes beyond the control of the affected party.

           7.9 Severability. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the parties as of the date hereof.

           7.10 Legal Opinions. On September 28, 2001, (a) E&S shall deliver an opinion to RealVision dated as of the date of this Agreement, from Snell & Wilmer L.L.P., regarding the authorization and enforceability of this Agreement in the form reasonably acceptable to RealVision and its legal counsel, and (b) RealVision shall deliver an opinion to E&S dated as of the date of this Agreement, from its legal counsel, regarding the authorization and enforceability of this Agreement in the form reasonably acceptable to E&S and its legal counsel.

           7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Utah, USA, as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

           7.12 Dispute Resolution. Any claim, dispute, or other matter in controversy (herein called "Dispute"), whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of fraud or misrepresentation), arising out of or related to this Agreement or the breach hereof will be settled according to the procedures set forth in this Section
7.12 exclusively; provided, however, that (a) any party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable damage during the pendency of such procedures, and (b) nothing in this Section 7.12 will prevent any party from exercising any rights of termination or suspension under applicable law.

            (a) Direct Negotiation. The parties will endeavor in good faith to promptly resolve the Dispute by direct negotiations between individuals who have authority to settle such Dispute.

                        (i) Any party may give another party  written  notice of
            any Dispute not resolved in the normal course of business ("Notice of Dispute"). Within ten (10) days after delivery of the Notice of Dispute, the receiving party will submit to the other a written response. The notice and response will include a summary of the Dispute and a statement of each party's position. Within ten (10) days after delivery of the notice of dispute, the parties will meet at a mutually acceptable time and place, or telephonically, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

                        (ii) All  negotiations  pursuant to this Section 7.12(a)
            shall be confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

            (b) Mediation. If the Dispute has not been resolved by direct negotiations within sixty (60) days of the response (or due date for the response) to the disputing party's notice, or if the parties failed to meet within twenty (20) days, the parties will endeavor to settle the Dispute by mediation in New York City, New York administered by the International Chamber of Commerce ("ICC") under its applicable mediation rules in effect on the date of the Notice of Dispute.

                        (i) Unless  otherwise  agreed in writing by the parties,
            mediation will be commenced by notice of demand for mediation served by either party upon the other in the same manner as otherwise provided for notice in this Agreement, and with the ICC, within ten
            (10)  days  after the  expiration  of the  period  set forth in this
            Section 7.12(a) or on such other date as the parties mutually agree. The Notice of Demand for mediation will set forth with reasonable specificity the basis of the Dispute and the performance or relief sought.

                        (ii) In the event  either  party to the Dispute has need
            for material information in the possession of the other in order to prepare for mediation, the parties will attempt in good faith to agree on procedures for the exchange of such information, with the help of the mediator, if required. Any discovery disputes will be resolved by the mediator.

                        (iii) The mediation proceedings are confidential, and no
            stenographic, visual or audio record will be made. All conduct, statements, promises, offers, views, documents, records, papers, and opinions, whether oral or written, made or delivered in the course of the mediation proceedings by any of the parties to the Dispute, their agents, employees or representatives, and by the mediator (who will be the joint agent of the parties for the purpose of the mediation proceedings), are confidential and will be kept confidential by all parties to the Dispute and the mediator. Such conduct, statements, promises, offers, views, documents, records, papers, and opinions will not be discoverable or admissible for any purposes, and will not be disclosed to anyone not a party to the Dispute, unless required under applicable law; provided, however, that by agreement of the parties, the settlement agreement may be converted into an arbitration award, and the award, in turn, may be enforced by any court having jurisdiction.

            (c)  Litigation.  If the Dispute has not been  resolved  pursuant to
Section 7.12 of this Agreement as determined by either party, any party may file a lawsuit with the appropriate federal or state court sitting in the State of Utah, County of Salt Lake, USA. The parties consent to jurisdiction by the state and federal courts sitting in the State of Utah, County of Salt Lake, USA, with respect to any dispute arising under this Agreement, and acknowledge that Salt Lake County, Utah, USA, is the only appropriate place for venue of any litigation relating to any such Dispute.

            (d) Service of Process. Each party to this Agreement hereby waives any service of process requirements under any applicable international treaty (to the maximum extent permitted by applicable law) and also agrees to accept service of process for any Dispute as provided in Section 7.13.

           7.13 Notices. All notices, demands, and other communications provided for hereunder shall be in writing (including facsimile or similar transmission) and delivered by reputable express courier or facsimile, (i) if to E&S, to 600 Komas Drive, Salt Lake City, Utah 84158, and in the case of facsimile transmission, to telecopy no. (801) 588-4510, in each case to the attention of President; and (ii) if to RealVision, to 3-1-1 Shin-Yokohama, Kouhoku-Ku, Yokohama, Kanagawa, 222-0033 Japan, and in the case of facsimile transmission, to telecopy no. 81-45-473-7330; or, as to each party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party. All such notices, demands, and communications, if delivered by reputable express courier, shall be effective upon the earlier of (i) actual receipt by the addressee or (ii) the date shown on the delivery confirmation of the courier. All such notices, demands, and communications delivered by facsimile shall be effective upon the earlier of (i) actual receipt by the addressee, or (ii) with respect to facsimile and similar electronic transmission, the earlier of (x) the time that electronic confirmation of a successful transmission is received, or (y) the date of transmission, if a confirming copy of the transmission is also mailed as described above on the date of transmission.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                 REALVISION INC.


                                    By:  /s/ Naoshi Sugiyama
                                        --------------------------------------
                                      Name: Naoshi Sugiyama
                                     Title: President and CEO

                                 EVANS & SUTHERLAND COMPUTER
                                 CORPORATION

                                    By:  /s/ James R. Oyler
                                        --------------------------------------
                                      Name: James R. Oyler
                                     Title: President and CEO

                                   APPENDIX A
                            Initial License Agreement


(1) The intellectual property to be licensed shall include: (a) documentation for Ri5000 chip (MS Word and other text files); (b) source code for device driver software (C-language, C++); and (c) documentation for device drivers (MS Word and other text files) (collectively, the "Intellectual Property").

(2) The License Agreement shall grant a non-exclusive, worldwide, non-transferable (including any business combination) and non-sublicensable license to use the Intellectual Property.

(3) The License Agreement shall allow RealVision limited right to access and view the source code for the Ri5000 chip (Verilog HDL) only on E&S's premises and shall restrict RealVision from transporting or utilizing such source code for any commercial or non-commercial purposes until the December 1, 2001 payment of $2,000,000 is made by RealVision.

(4) The Initial License Agreement will be negotiated and executed on September 7, 2001.

                                   APPENDIX B

                           Intellectual Property List


A.         List of Active Patents Used by REALimage 5000:

1. COMPUTER GRAPHICS PIXEL RENDERING SYSTEM WITH MULTI-LEVEL SCANNING (Patent # US 6236408, Issued 20010522)
2. COMPUTER GRAPHICS PIXEL RENDERING SYSTEM WITH MULTI-LEVEL SCANNING (Patent # US 5821944, Issued 19981013)
3. COMPUTER GRAPHICS PIXEL RENDERING SYSTEM WITH MULTI-LEVEL SCANNING (Patent # US 5598517, Issued 970128)
4. SYSTEM FOR LINE INTERPOLATION FOR COMPUTER GRAPHICS DISPLAYS (Patent # US 5381519, Issued 950110)
5. SYSTEM FOR POLYGON INTERPOLATION USING INSTANTANEOUS VALUES IN A VARIABLE (Patent # US 5361386, Issued 941101)
6.          COMPUTER  GRAPHICS  PIXEL  PROCESSING  SYSTEM  (Patent # US 4873515,
            Issued 891010)
7. COMPUTER GRAPHICS SYSTEM AND PROCESS FOR ADAPTIVE SUPERSAMPLING (Patent # US 5651104, Issued 970722)
8.          COMPUTER  GRAPHICS  DYNAMIC  CONTROL  SYSTEM  (Patent # US  5061919,
            Issued 911029)
9. COMPUTER GRAPHICS WINDOWING SYSTEM FOR THE DISPLAY OF MULTIPLE DYNAMIC IMAGES (Patent # US 4954819, Issued 900904)

B.          Listing of Pending Patents Used by REALimage 5000

            1.          Filed  2/19/99   "Multi-Level   Cache  Controller"  Reed
                        Tidwell, Gary Pimentel

C. List of Disclosures (Patents not yet Applied for) that are used by REALimage 5000

            1. 3/28/01 "Universal Color Space Renderer": Rich Ehlers, Jan Bjernfalk

            2. 4/12/01 "Gamma Table with High Precision at Low Light Levels and Standard Precision at Normal Light Levels" :
                        Terrence J. Coleman, Ken George

            3.          4/12/01  "High   Performance   Low  Cost   Anti-Aliasing
                        Technique": Terrence J. Coleman, Ken George

D. Foreign Patents that have been filed, not yet awarded "Computer Graphics Pixel Rendering System with Cache Memories" Gary Watkins
            Germany, Application # 196 00 431.4 Filed Jan 8, 1996

E.         Foreign Patents that have been awarded

            "System for Using Barycentric Coordinates as for Polygon Interpolation"
            Russell A. Brown, Thomas W. Jensen, John A. Robinson
            EPO 0319165B1
            United Kingdom, 0 319 165 B1, Filed Nov 16, 1988, Granted Oct 18, 1995 Germany, P 38 54 600.0-08, Filed Nov 16, 1988, Granted Oct 18,
            1995 Japan, 3059178, Granted Apr 21, 2000

            "Computer Graphics Dynamic Control"
            Gary Scott Watkins
            EPO 0396377B1
            United Kingdom, GB 0 396 377 B1, Filed Apr 30, 1990, Granted Dec 27, 1995 Germany, P 690 24 403.7-08, Filed Apr 30, 1990, Granted Dec 27,
            1995

            "Dynamic Control System for Use with Computer Graphics Apparatus" Gary Scott Watkins
            Japan, 2912419, Filed May 1, 1990, Granted Ap 9, 1999

            "Computer Graphics Pixel Rendering System with Cache Memories"
            Gary Watkins
            United Kingdom, GB 2 297 018 B, Filed Jan 10, 1996, Granted Dec 29, 1999

F.         Copyrighted material

            Note: items below are generally work-in-process, and will be provided without any specific warranty as to completeness or correctness.

            1.          Source code for Ri5000 chipset (Verilog HDL)

            2. Documentation for Ri5000 chipset (MS Word and other text files)

            3.          Source  code  for  device  driver  software,   including
                        OpenGL,  OpenML,   DirectDraw,   Direct3D,   Windows-GDI
                        (C-language, C++)

            4. Documentation for above device drivers (MS Word and other text files)

            5. Other items constituting the design and verification environment of the Ri5000, including as examples, but not limited to:

                        Source code and documentation of Ri Bring-up Utility Source code and documentation of Ri5K Emulator
                        Source code and documentation of OpenGL Conformance
                             Test Utility
                        Documentation of OpenGL Conformance Test Utility
                        Source code and  documentation of VGA BIOS
                        Source code and documentation of Display Property
                             Page Utility
                        Data of Technical Support of Ri3000 Driver
                        Detail functional specification for each chip module Timing diagram of basic function for each chip module Specification of Phoenix AGP core
                        Specification of the other IP(VGA, Video or so)
                        Software Programmers Reference
                        Hardware Programmers Reference (including AC timing chart)
                        Test environment for VCS
                        Test vector file for top simulation and block simulation and explanation
                        Document of layout (regarding floor plan, module placement chart, pad placement, manual placement if any and special instruction if any)
                        Synthesis script for Design Compiler
                        Timing analysis script for primetime
                        Critical path information
                        Gate netlist (final netlist and netlist of before layout)
                        Final SDF
                        Test circuit specification

                        Block diagram with clock routing information
                        Power estimation report
                        Special macro specification of LSI logic (PLL, SRAM, DAC)
                        Special instruction for package routing & construction Final PrimeTime list (worst path of each clock) Synthesis log file of each module and /or check design report

G.         Trademarks

            REAL IMAGE: U.S. Registration No. 2153225; REAL IMAGE: Japanese Registration No. 4255838; REALimage: U.S. Registration No. 2246784;
            REALimage: Pending in the European Community Serial No. 577817 (we should be receiving a registration for this mark shortly);
            REALimage: Japanese Registration No.4435392; REALIMAGE: WHEN QUALITY
            MATTERS:  Pending in the U.S.;  Serial No.  76/077,390;  STUDIO ON A
            CHIP: Pending in the U.S.; Serial No. 76/047,684;  STUDIO ON A CHIP:
            Japanese Registration No. 4467478; VSTREAM: Pending in the U.S.; Serial No. 76/189,637

H.         URL/Domain - www.realimage.com

                                   APPENDIX C
                            List of Purchased Assets

A subset of the current laboratory equipment and personal workstation equipment commensurate with the October 31, 2001 RealVision decision regarding the number of people RealVision identifies as wanting to retain April 1, 2001.

                                   APPENDIX D
                             Final License Agreement

This License shall include, but not be limited to, the following terms:

           1. Licensed IP. The License Agreement will include issued/registered and pending E&S IP enumerated in Appendix B including patents, copyrighted software source code, and trademarks.

            2. License Grant. Non-exclusive, worldwide, and non-transferable (including any business combination) and non-sub-licensable license to make, have made, modify, copy, use, and sell in RV's own products, including marketing, hardware, software, and product support.

           3. Field of Use and Limitations. The License will extend to use in RV products only in the field of use of video content creation and production, including character generation and post production activities such as editing and effects generation, and as applicable to equipment or methods needed to make licensed products, and to have-made rights conferred to silicon foundries for supply solely to RV.

            4. Ownership of Improvements. E&S will own the improvements they make and RV will own the improvements they make with the burden of perfecting IP rights kept separate and no cross-licensing or right to use granted.

            5. Term. From the effective date until the expiration of the last to expire of the licensed patents unless the License Agreement is previously terminated in accordance with its terms.

           6. Licensing of Un-Patented Know-How. Non-exclusive E&S licensing to RV of REALimage 5000 design data and software source code, essential to build and market the Ri5000 chipset and derivative products.

           7. Indemnification and Warranty. E&S warrants that IP herein licensed is sufficient for the Ri5000 chipset as currently developed in the prescribed field of use. The listing of licensed technology will be updated as of the Closing Date to reflect any additional E&S patents or applications that cover technology embodied within the Ri5000 chipset as currently developed. Upon the sale and distribution of the Ri5000 chipset by RealVision, if certain intellectual property owned by E&S that is necessary for the sale of the Ri5000 chipset as currently developed in the prescribed field of use has been omitted from the license, E&S will take reasonable steps to add such intellectual property to the license. Further, E&S warrants that patents and other IP it controls as listed in Appendix B are licensable without encumbrance or duty for RV to pay consideration to any third party. E&S accepts sole responsibility for the enforcement of its IP rights, and for defense of any infringement, invalidity, or other related claims brought against RV in connection with use of licensed E&S IP. E&S indemnifies RV from direct expenses of legal claims brought against RV for their use of E&S IP, but accepts no responsibility for lost business or stoppage of work in connection with IP disputes. E&S makes these assertions on the basis of full cooperation of RV in any IP legal proceeding.

            8. Restrictions on E&S Licenses to Third Parties. E&S will be restricted from licensing the Ri5000 chip source code to any third party within RealVision's field of use as set forth above.

            9. Negotiation and Execution of the Final License Agreement. The Final License Agreement will be negotiated and executed on the Closing Date.

                                  APPENDIX E-1
                               Assumed Liabilities


           At the Closing Date, RealVision will assume all liabilities and obligations of E&S arising under the following:

            A. The contract between E&S and LSI Logic Corporation, Quotation Reference No. E&Sbi99001.

            B. All purchase orders submitted by E&S to vendors of chips, components and other products for resale to RealVision or other customers of the REALimage Solutions Group.

            C. Synopsys usage agreement.

                                  APPENDIX E-2
                       Assignment and Assumption Agreement

1. The contract between E&S and LSI Logic Corporation, Quotation Reference No. E&Sbi99001.

2.          Chryon Design Services Agreement, dated March 2001.

3.          Chryon Purchase and Sale Agreement, dated March 2001.

4.          License Agreement with InSilicon (f/k/a Phoenix Technologies,  Inc.)
            for AGP core.

5.          Synopsys usage agreement.

6. The Assignment and Assumption Agreement will be negotiated and executed on the Closing Date.